Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)

The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
04-23-2014
Security Type:
BND/CORP

Issuer
Antero Resources Corporation (2022)
Selling
Underwriter
J.P. Morgan Securities LLC
Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:
List of
Underwriter(s)
J.P. Morgan Securities LLC, Citigroup
Global Markets Inc., Wells Fargo
Securities, LLC, Barclays Capital Inc.,
Capital One Securities, Inc., Credit
Agricole Securities (USA) Inc., BMO
Capital Markets Corp., Credit Suisse
Securities (USA) LLC, Mitsubishi UFJ
Securities (USA), Inc., Scotia Capital
(USA) Inc., TD Securities (USA) LLC, U.S.
Bancorp Investments, Inc., ABN AMRO
Securities (USA) LLC, BB&T Capital
Markets, a division of BB&T Securities
LLC, CIBC World Markets Corp., Comerica
Securities, Inc., Fifth Third Securities,
Inc., Key Capital Markets, Inc., PNC
Capital Markets LLC, SMBC Nikko Capital
Markets Limited.

Transaction Details
Date of Purchase
04-23-2014

Purchase
Price/Share
(per share / %
of par)
$100.00
Total Commission, Spread or Profit
1.25%

1.	Aggregate Principal Amount Purchased (a+b)
$7,000,000
a.US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$2,850,000
b.Other BlackRock Clients
$4,150,000
2.	Aggregate Principal Amount of Offering
$600,000,000
Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.01166

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[ ] U.S. Registered Public Offering[Issuer must have 3 years of continuous operations]
[X] Eligible Rule 144A Offering[Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities[Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering[Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering
Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
04-29-2014

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
04-29-2014

Global Syndicate Team Member